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                             SUPPLEMENT TO TAX AGREEMENT
                       RELATING TO S CORPORATION DISTRIBUTIONS


    RDO and Ronald D. Offutt, two of the parties to the attached Tax Agreement, hereby additionally agree between them as follows:

    RDO hereby agrees to indemnify Ronald D. Offutt, one of the stockholders, and Mr. Offutt hereby agrees to indemnify RDO, against any increase in the other's income tax liabilities (including interest and penalties and all expenses, attorney's fees, and accountant's fees incurred in connection therewith) for those jurisdiction in which an S Corporation election was made or deemed to have been made. Mr. Offutt's indemnification pursuant to this Supplement is limited to the portion of any RDO liability equal to the distributions from RDO that he has received. This section shall relate to federal and state and local income tax liabilities of RDO for tax years during which RDO has elected to be treated as an S Corporation.


                             RDO Equipment Co.


                             By: _______________________________

                             Its: ______________________________




                             ___________________________________
                             Ronald D. Offutt